EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74716) pertaining to the Uniphase Corporation 1984 Amended and Restated Stock Plan, the 1993 Flexible Stock Incentive Plan, the 1993 Amended and Restated Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 33-31722) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-09937) pertaining to the Uniphase Telecommunications Products, Inc. 1995 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-39423) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and the 1996 Nonqualified Stock Option Plan; the Registration Statement (Form S-8 No. 333- 62465) pertaining to the Uniphase Corporation 1998 Employee Stock Purchase Plan and the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 222-81911) pertaining to the JDS FITEL Inc. 1994 Stock Option Plan and 1996 Stock Option Plan; the Registration Statement (Form S-8 No. 333-81909) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan, the 1996 Nonqualified Stock Option Plan, and the 1998 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-70339) pertaining to the Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan, the 1997 Employee Stock Option Plan and the 1997 Nonqualified Stock Option Plan; the Registration Statements (Form S-3 Nos. 333-27931, 333-70351, 333-78821, 333-82797, 333-83129, 333-94217) of JDS Uniphase Corporation (formerly Uniphase Corporation); the Registration Statement (Form S-8 No. 333-90301) pertaining to the JDS Uniphase Corporation 1999 Canadian Employee Stock; and the Registration Statement (Form S-8 No. 333-91313) pertaining to the Epitaxx, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan; the Registration Statement (Form S-8 No. 333-96481) pertaining to the Optical Coating Laboratory 1993, 1995, 1996, 1998 and 1999 Incentive Compensation Plans, the 1999 Employee Stock Purchase Plan and 1999 Director Stock Plan; the Registration Statement (Form S-8 No. 333-36114) pertaining to the Cronos Integrated Microsystems, Inc. 1999 Stock Plan, and in the related Prospectuses of our report dated December 15, 1999 relating to the consolidated financial statements of Optical Coating Laboratory, Inc. and subsidiaries as of October 31, 1999 and 1998, and for each of the three years in the period ended October 31, 1999, incorporated by reference in this Current Report on Amendment No. 2 to Form 8-K/A of JDS Uniphase Corporation.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 19, 2000